Exhibit 99.2

Contact:	Jeff Sherman Executive Vice President and Chief Financial Officer (615) 372-8501
LIFEPOINT HOSPITALS, INC. ANNOUNCES PRICING
OF $400 MILLION OF ITS 6.625% SENIOR NOTES
Brentwood, Tennessee (September 20, 2010) — LifePoint Hospitals, Inc. (NASDAQ: LPNT) announced today the pricing of $400 million in aggregate principal amount of its 6.625% Senior Notes due 2020. The Notes will be senior unsecured obligations of the Company and will be guaranteed by substantially all of the Company’s subsidiaries that guarantee its senior secured credit facilities.
     The Company intends to use the net proceeds of the offering to repay $249.2 million principal amount of Term B loans outstanding under its senior secured credit facilities and for general corporate purposes, which may include the repurchase of its outstanding common stock from time to time pursuant to its 2010 stock repurchase plan. The closing of the sale of the Notes is expected to occur on September 23, 2010, and is subject to the satisfaction of customary closing conditions.
     The Notes and related subsidiary guarantees will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related subsidiary guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.
     This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of Notes and related subsidiary guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
About LifePoint Hospitals
     LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 52 hospital campuses in 17 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.
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LPNT Announces Pricing of $400 Million of Senior Notes

September 20, 2010
Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including, without limitation: (i) efforts by government and commercial third-party payors to reduce healthcare spending, including changes in the manner in which amounts that payors reimburse healthcare provided to covered individuals, including “high deductible” plans, increased co-pays and deductibles; (ii) possible changes or reductions in Medicare and Medicaid reimbursement payments; (iii) the possibility of adverse changes in or requirements of state and federal laws, regulations, policies and procedures applicable to the Company; (iv) the highly competitive nature of the healthcare business, including competition from outpatient facilities, physicians on the medical staffs of our hospitals, physician offices and facilities in larger towns and cities; (v) our ability to recruit and retain physicians, other healthcare professionals and management personnel; (vi) changes in the Company’s operating or expansion strategy and, if made, our ability to successfully execute such changed strategies;(vii) the availability and terms of capital and liquidity to fund LifePoint’s business strategies; (viii) the Company’s substantial indebtedness and changes in interest rates, our credit ratings and the amount or terms of our indebtedness; (ix) the ability to manage healthcare risks, including those that could result in losses to us because we are significantly self-insured, as well as the availability, cost and terms of insurance coverage, malpractice litigation and governmental investigations; and (x) those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
All references to “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.
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